SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 30, 2009
BEAZER HOMES USA, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	001-12822 (Commission File Number)	54-2086934 (IRS Employer Identification No.)
1000 Abernathy Road, Suite 1200
Atlanta Georgia 30328
(Address of Principal
Executive Offices)
(770) 829-3700
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events
Beazer Homes USA, Inc. (the “Company”) has reached an agreement with plaintiff to settle the derivative shareholder lawsuit originally filed in April 2007 in the United States District Court for the Northern District of Georgia and previously disclosed by the Company in certain of its SEC filings.
Under the terms of the proposed settlement, the lawsuit will be dismissed with prejudice, in consideration for the various enhancements made by the Company since 2007 to its corporate governance and disclosure controls, which plaintiff recognizes provides value to the Company’s shareholders. The defendants do not admit any liability and will receive a full and complete release of all claims asserted against them in the litigation. The terms of the proposed settlement also provide for the payment of an amount not to exceed $950,000 in attorneys’ fees to plaintiff’s counsel, which will be funded by insurance proceeds. As a result, there will be no financial contribution by the Company. The agreement is subject to final court approval.
The Company has created a website that will include links to the Stipulation of Settlement and Notice of Pendency and Proposed Settlement. The website can be found at derivativesettlement.beazer.com.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAZER HOMES USA, INC.
Date: December 22, 2009	By:	/s/ Kenneth F. Khoury
Kenneth F. Khoury
Executive Vice President and General Counsel